UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2012

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On August 9, 2012, Pixelworks, Inc. (the "Company"), Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., and BD Partners IV, L.P., (collectively the “Shareholder Group”) and Bradley Shisler entered into an amendment (the "Amendment") to a previously entered into agreement dated February 8, 2012 (the "Agreement"). The Amendment allows the Shareholder Group to directly acquire up to 880,000 additional shares of the Company's common stock on or before November 30, 2012. These shares are in addition to any acquisitions that were previously allowed under the Agreement and the Shareholder Group must promptly notify the Company of any such acquisitions.
Additionally, on August 8, 2012, the Company's Board of Directors approved the acquisition of additional shares as allowed under the Amendment for purposes of exempting the Shareholder Group from the provisions of the Oregon Business Combination Act.
The above description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K. The Agreement was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed February 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	August 9, 2012	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer